Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial statements present the effect of the mergers between Symmetricom and TrueTime and between Symmetricom and Datum. The unaudited pro forma combined financial statements include:

•	unaudited pro forma combined balance sheet as of June 30, 2002;

•	unaudited pro forma combined statement of operations for the year ended June 30, 2002; and

•	the accompanying notes to unaudited pro forma combined financial statements.

The unaudited pro forma combined statement of operations for the year ended June 30, 2002 gives effect to the mergers as if they had occurred on July 1, 2001. The unaudited pro forma combined statement of operations for the year ended June 30, 2002 is based on the historical audited results of operations of Symmetricom, and the unaudited results of operations of TrueTime and Datum for the twelve months then ended.

The unaudited pro forma combined balance sheet as of June 30, 2002 gives effect to the mergers as if they had occurred on June 30, 2002. The unaudited pro forma combined balance sheet as of June 30, 2002 is based on the historical audited balance sheet of Symmetricom and the unaudited balance sheets of TrueTime and Datum as at that date.

The following unaudited pro forma combined financial information, consisting of the unaudited pro forma combined statement of operations, unaudited pro forma combined balance sheet and the accompanying notes should be read in conjunction with the historical consolidated financial statements and notes of Symmetricom and Datum and the historical financial statements and notes of TrueTime set forth in this Form 8-K/A.

The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of Symmetricom after the mergers or of the financial position or results of operations of Symmetricom that would have actually occurred had the mergers been effected as of the dates described above.

The allocation of the aggregate purchase price of each TrueTime and Datum reflected in the unaudited pro forma combined financial information of Symmetricom is preliminary. The actual purchase price allocation to reflect the fair values of assets acquired and liabilities assumed will be based upon management’s evaluation of such assets and liabilities and, accordingly, the adjustments that have been included will change based on the final allocation of the total purchase price (including any purchase price adjustment). Such allocation may differ significantly from the preliminary allocation included in this Form 8-K/A.

SYMMETRICOM, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of June 30, 2002
(In thousands)

	Historical Symmetricom	Historical TrueTime	Adjustments		Pro Forma Symmetricom TrueTime	Historical Datum	Adjustments		Pro Forma Symmetricom TrueTime Datum
Assets
Current assets:
Cash and investments:
Cash and cash equivalents	$52,521	$6,702	$(6,234	)(1)	$52,989	$2,471	$(6,600	)(5)	$48,860
Restricted cash	—	—	—		—	530	—		530
Short-term investments	1,640	—	—		1,640	—	—		1,640

Total cash and investments	54,161	6,702	(6,234)		54,629	3,001	(6,600)		51,030
Accounts receivable, net	9,399	3,495	—		12,894	17,311	—		30,205
Inventories, net	18,397	4,623	(475	)(1)	22,545	25,068	—		47,613
Prepaids and other current assets	3,179	970	—		4,149	1,586	—		5,735
Deferred income taxes	2,802	—	—		2,802	3,158	—		5,960

Total current assets	87,938	15,790	(6,709)		97,019	50,124	(6,600)		140,543
Property, plant and equipment, net	21,877	3,781	(235	)(1)	25,423	14,730	—		40,153
Goodwill, net	3,704	745	3,660	(1)	8,109	8,549	37,823	(5)	54,481
Other intangible assets, net	7,419	—	2,760	(1)	10,179	3,319	19,130	(5)	32,628
Deferred taxes and other assets	8,872	—	—		8,872	6,399	(8,980	)(5)	6,291
Note receivable from employee	500	—	—		500	—	—		500

Total assets	$130,310	$20,316	$(524)		$150,102	$83,121	$41,373		$274,596

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,051	$888	$—		$5,939	$5,695	$—		$11,634
Accrued compensation	4,157	—	—		4,157	2,206	—		6,363
Other accrued liabilities	9,260	1,607	(118	)(1)	10,749	2,392	(313	)(5)	12,828
Current maturities of long-term obligations	610	182	—		792	60	—		852
Long-term debt classified as current	—	—	—		—	2,605	—		2,605

Total current liabilities	19,078	2,677	(118)		21,637	12,958	(313)		34,282
Noncurrent liabilities:
Long-term obligations	6,574	480	647	(1)	7,701	1,676	—		9,377
Deferred income taxes	469	—	—		469	—	—		469

Total liabilities	26,121	3,157	529		29,807	14,634	(313)		44,128

Stockholders’ equity:
Preferred stock	—	—	—		—	—	—		—
Common stock	29,441	13,427	3,084	(1)	45,952	55,926	57,025	(5)	158,903
Stockholder note receivable	(555)	—	—		(555)	—	—		(555)
Unearned stock compensation	—	—	—		—	(103)	—		(103)
Accumulated and other comprehensive loss	(118)	—	—		(118)	(721)	721	(5)	(118)
Retained earnings	75,421	3,732	(4,137	)(1)(2)	75,016	13,385	(16,060	)(5)(6)	72,341

Total stockholders’ equity	104,189	17,159	(1,053)		120,295	68,487	41,686		230,468

Total liabilities and stockholders’ equity	$130,310	$20,316	$(524)		$150,102	$83,121	$41,373		$274,596

See notes to unaudited pro forma combined financial statements.

SYMMETRICOM, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
Year Ended June 30, 2002
(In thousands, except per share data)

	Historical Symmetricom	Historical TrueTime	Adjustments		Pro Forma Symmetricom TrueTime	Historical Datum	Adjustments		Pro Forma Symmetricom TrueTime Datum
Net sales	$72,643	$19,503	$—		$92,146	$80,471	$—		$172,617
Cost of sales	45,528	11,832	—		57,360	48,493	—		105,853

Gross profit	27,115	7,671	—		34,786	31,978	—		66,764
Operating expenses:
Research and development	11,316	3,571	—		14,887	12,307	—		27,194
Selling, general and administrative	24,776	6,790	—		31,566	27,928	—		59,494
Amortization of goodwill and intangibles	1,583	26	526	(2)(3)	2,135	447	4,453	(3)(6)	7,035
Nonrecurring losses and expenses	581	1,323	(325	)(4)	1,579	—	—		1,579

Operating loss	(11,141)	(4,039)	(201)		(15,381)	(8,704)	(4,453)		(28,538)
Gain on sale of equity investments	1,487	—	—		1,487	—	—		1,487
Interest income	1,342	163	—		1,505	130	—		1,635
Interest expense	(661)	(49)	—		(710)	(265)	—		(975)

Loss before taxes	(8,973)	(3,925)	(201)		(13,099)	(8,839)	(4,453)		(26,391)
Income tax provision (benefit)	(3,278)	364	(81)		(2,995)	(6,127)	(1,803)		(10,925)

Net loss from continuing operations	$(5,695)	$(4,289)	$(120)		$(10,104)	$(2,712)	$(2,650)		$(15,466)

Loss per share from continuing operations—basic	$(0.25)	$(0.72)			$(0.40)	$(0.44)			$(0.37)

Weighted average shares outstanding—basic	22,572	5,950			25,172	6,209			42,313

Loss per share from continuing operations—diluted	$(0.25)	$(0.72)			$(0.40)	$(0.44)			$(0.37)

Weighted average shares outstanding—diluted	22,572	5,950			25,172	6,209			42,313

See notes to unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED
FINANCIAL STATEMENTS

Basis of Presentation

The total purchase prices of TrueTime and Datum were allocated to the assets acquired and liabilities assumed, based on their respective fair value. The allocation of the aggregate purchase prices reflected in the pro forma financial statements for TrueTime and Datum is preliminary. The actual purchase price allocations to reflect the fair values of assets acquired and liabilities assumed will be based upon management’s evaluation of such assets and liabilities and, accordingly, the adjustments that have been included in the pro forma statements will change based upon the final allocations of the total purchase price (including any purchase price adjustment). Such allocations may differ significantly from the preliminary allocations included herein.

The pro forma statement of operations for the year ended June 30, 2002 gives effect to the mergers as if they had occurred on July 1, 2001. The pro forma statements have been prepared by management of Symmetricom based on the audited consolidated financial statements of Symmetricom as at and for the year ended June 30, 2002, the unaudited financial statements of TrueTime and Datum as at and for the twelve months ended June 30, 2002. We derived the statement of operations and the net loss per common share for TrueTime for the twelve months ended June 30, 2002 by adding the results for the nine months ended June 30, 2002 with the results for the three months ended September 30, 2001. We derived the statement of operations and the net loss per common share for Datum for the twelve months ended June 30, 2002 by adding the results for the six months ended June 30, 2002 with the results for the year ended December 31, 2001 and subtracting the results for the six months ended June 30, 2001. The accounting policies used in the preparation of the pro forma statements are those disclosed in Symmetricom’s audited and unaudited consolidated financial statements.

The pro forma statements also are not necessarily indicative of the results that actually would have been achieved if the transactions reflected therein had been completed on the dates indicated or the results which may be obtained in the future. In preparing these pro forma statements, the amounts allocated to in-process research and development will be expensed in the period the acquisitions are consummated but are excluded from the pro forma statements of operations as the amounts are non-recurring. No adjustments have been made to reflect transactions which have occurred since the dates indicated or to reflect the operating benefits and general and administrative cost savings expected to result from combining the operations of Symmetricom, TrueTime and Datum. Additionally, no adjustments for severance costs and other merger related expenses anticipated by Symmetricom’s management as a result of the merger have been included in the pro forma statements.

The pro forma financial information, consisting of the pro forma statement of operations, pro forma balance sheet and the accompanying notes, should be read in conjunction with the historical consolidated financial statements and notes of Symmetricom and Datum and the historical financial statements and notes of TrueTime set forth in this Form 8-K/A.

Acquisition of TrueTime

Under the terms of the merger agreement, each outstanding common share of TrueTime was exchanged for 0.43697 of a share of Symmetricom common stock and cash of $0.84. The merger agreement also called for the cancellation and surrender of all vested and unvested outstanding options to purchase TrueTime common stock in exchange for a cash payment, which totalled $34,000 in the aggregate. Symmetricom issued in the aggregate approximately 2.6 million shares of Symmetricom common stock and $5.0 million in cash in the merger.

Acquisition of Datum

On October 29, 2002, Symmetricom completed its acquisition of Datum, Inc. Subject to the terms and conditions of that merger agreement, each share of Datum common stock outstanding was exchanged for 2.7609 shares of Symmetricom common stock. Symmetricom issued in aggregate approximately 17.4 million shares of its common stock, stock options and warrants to purchase shares of Symmetricom common stock in exchange for all of Datum’s outstanding equity interests. The acquisition of Datum is intended to qualify as a tax-free reorganization and is accounted for as a purchase.

Purchase Price—TrueTime

In determining the TrueTime purchase price, Symmetricom used the estimated value of Symmetricom common stock of approximately $6.20 per share based on the average closing price of Symmetricom’s common stock for the two trading days before the announcement and the two trading days after the announcement.

The purchase was estimated as follows (in thousands):

Fair value of common stock to be issued	$16,276
Cash	5,000
Cash paid for canceled TrueTime options	34
Fair value of assumed TrueTime warrants	235
Estimated transaction costs	1,200

Total purchase price	$22,745

The following is the preliminary allocation of the purchase price using TrueTime’s June 30, 2002 balances (in thousands):

Cash and cash equivalents	$6,702
Property, plant and equipment	3,546
Other tangible assets	8,613
Other intangible assets	712
Existing technology	2,048
In-process research and development	405
Goodwill	4,405
Assumed liabilities	(3,686)

Total purchase price	$22,745

The actual purchase price allocation is dependent upon the fair values of the acquired assets and assumed liabilities as of the acquisition date of October 4, 2002 and the final valuation report. The $405,000 allocated to in-process research and development represents the purchased in-process technology that, as of the date of the acquisition, had not yet reached technological feasibility and had no alternative future use. Based on preliminary assessments, the value of these projects was determined by estimating the resulting net cash flows from the sale of the products resulting from the completion of the projects, reduced by the portion of the revenue attributable to developed technology and the percentage of completion of the project. The resulting cash flows were then discounted back to their present values at appropriate discount rates.

The nature of the efforts to develop the purchased in-process research and development into commercially viable products principally relates to the completion of all planning, designing, prototyping and testing activities that are necessary to establish that the product can be produced to meet its design specification including function, features and technical performance requirements. The resulting net cash flows from such products are based on estimates of revenue, cost of revenue, research and development costs, sales and marketing costs, and income taxes from such projects. The amounts allocated to in-process research and development will be charged to the statements of operations in the period the acquisition is consummated.

Purchase Price—Datum

In determining the Datum purchase price, Symmetricom used the estimated value of Symmetricom common stock of approximately $5.69 per share based on the average closing price of Symmetricom’s common stock the two trading days before the announcement and the two trading days after the announcement.

The purchase was estimated as follows (in thousands):

Fair value of common stock to be issued	$98,071
Fair value of assumed Datum options	13,100
Fair value of assumed Datum warrants	1,780
Estimated transaction costs	6,600

Total purchase price	$119,551

The following is a preliminary allocation of the purchase price using Datum’s June 30, 2002 balances (in thousands)

Cash and cash equivalents	$2,471
Property, plant, and equipment	14,730
Other tangible assets	54,052
Existing technology	21,936
In-process research and development	2,675
Other intangible assets	513
Deferred compensation	103
Goodwill	46,372
Deferred tax liability	(8,980)
Assumed liabilities	(14,321)

Total purchase price	$119,551

The actual purchase price allocation is also dependent upon the fair values of acquired assets and assumed liabilities as of the acquisition date and the finalization of the preliminary valuation report. The $2,675,000 allocated to in-process research and development represent the purchased in-process technology that, as of the date of acquisition, had not yet reached technological feasibility and had no alternative future use. Based on preliminary assessments, the value of these projects was determined by estimating the resulting net cash flows from the sale of the products resulting from the completion of the projects, reduced by the portion of the revenue attributable to developed technology and the percentage of completion of the project. The resulting cash flows were then discounted back to their present values at appropriate discount rates.

The nature of the efforts to develop the purchased in-process research and development into commercially viable products principally relates to the completion of all planning, designing, prototyping and testing activities that are necessary to establish that the product can be produced to meet its design specification including function, features and technical performance requirements. The resulting net cash flows from such products are based on estimates of revenue, cost of revenue, research and development costs, sales and marketing costs, and income taxes from such projects. The amounts allocated to in-process research and development will be charged to the statements of operations in the period the acquisition is consummated.

Symmetricom is in the process of determining the amount of any integration or restructuring costs associated with the acquisition. These costs are expected to include expenses associated with involuntary employee terminations, employee relocations, noncancelable lease costs and other costs associated with the integration and/or exit of certain business activities.

Weighted Average Shares Outstanding

The pro forma number of Symmetricom common shares used in computing net income (loss) from continuing operations was calculated as follows:

	Year Ended June 30, 2002
	Basic	Diluted
	(in thousands)
Historical weighted average common shares outstanding	22,572	22,572
Increase in common shares attributable to the purchase of TrueTime stock	2,600	2,600

Subtotal—Symmetricom/TrueTime	25,172	25,172
Increase in common shares attributable to the purchase of Datum stock	17,141	17,141

Total pro forma weighted average common shares outstanding	42,313	42,313

Pro Forma Adjustments

The unaudited pro forma combined financial statements give effect to the following pro forma adjustments:

(1)    to reflect the acquisition of TrueTime based on the preliminary purchase price allocation described above;

(2)    to reflect amortization of existing technology and other intangible assets over their estimated useful life of five years as if the acquisition occurred on July 1, 2001. The $405,000 amount allocated to in-process research and development has not been included in the unaudited pro forma combined statements of operations as it is nonrecurring, but is included as an adjustment to retained earnings in the unaudited pro forma combined balance sheet. This amount will be expensed in the period the acquisition is consummated;

(3)    to eliminate historical goodwill amortization as a result of Symmetricom adopting Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS No. 142) as of July 1, 2001;

(4)    to eliminate the acquisition costs of TrueTime related to the merger, as they are non recurring in nature;

(5)    to reflect the acquisition of Datum based on the preliminary purchase price allocation described above. Included in the $6,600,000 estimated transaction costs is $1,700,000 related to a certain termination agreement with Datum officer, Eric van der Kaay; and

(6)    to reflect the amortization of existing Datum technology and other intangible assets over their estimated useful lives of approximately five years and one year, respectively, as if the acquisition occurred on July 1, 2001. The $2,675,000 amount allocated to in-process research and development has not been included in the unaudited pro forma combined statements of operations as it is nonrecurring, but is included as an adjustment to retained earnings in the unaudited pro forma combined balance sheet. This amount will be expensed in the period the acquisition is consummated.

Items Not Adjusted

The pro forma statements do not reflect any operating efficiencies, cost savings and other benefits, or severance costs and other merger related expenses anticipated by Symmetricom’s management as a result of the merger.

Common Shares Outstanding

The number of pro forma common shares outstanding after giving effect to the transaction for purposes of the pro forma June 30, 2002 balance sheet are:

(in thousands)
Symmetricom’s common shares outstanding at June 30, 2002	22,132
Increase in common shares attributable to the purchase of TrueTime stock (5,950,000 shares x 0.43697)	2,600

Subtotal—Symmetricom/TrueTime	24,732
Increase in common shares attributable to the purchase of Datum stock (6,289,000 shares x 2.7609)	17,363

Total pro forma common shares outstanding	42,095